FOURTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS FOURTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of this 4th day of September, 2009 by and between Greenville Hospital System, a political subdivision organized under the laws of South Carolina and Board of Trustees of Greenville Hospital System (aka, The Board of Trustees of The Greenville Hospital System) (collectively, “GHS”), Greenville Health Corporation, Inc. (“GHC”), a South Carolina corporation and GHC Health Resources, Inc. (“GHR”), a South Carolina corporation, all having an address at 701 Grove Road, Greenville, SC 29605 (collectively the “Seller”), and HTA — Greenville, LLC, a Delaware limited liability company, having an address at 16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona 85254 (“Buyer”). Seller and Buyer are each individually referred to herein as a “Party” and collectively as the “Parties”.

R E C I T A L S:

A. Seller and Buyer entered into that certain Agreement of Sale and Purchase as of July 15, 2009 (as amended by that certain First Amendment to Agreement of Sale and Purchase, executed by Buyer and Seller as of August 14, 2009, that certain Second Amendment to Agreement of Sale and Purchase, executed by Buyer and Seller as of August 21, 2009, and that certain Third Amendment to Agreement of Sale and Purchase executed by Buyer and Seller as of August 26, 2009, the “Agreement of Sale”).

B. Seller and Buyer desire to amend the Agreement of Sale as described herein.

NOW, THEREFORE, in consideration of the terms, conditions and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. 1. Section 2(a). Section 2(a) of the Agreement of Sale is hereby amended by deleting the amount “One Hundred Sixty-One Million Six Hundred Seventy Thousand Dollars ($161,670,000)” and replacing it with the amount “One Hundred Sixty-Two Million Eight Hundred Twenty Thousand Dollars ($162,820,000)”.

2. Section 3. Settlement and Removed Property. Section 3 of the Agreement of Sale is hereby amended by deleting the first sentence of subsection (a) and and replacing it with the following::

(a) All documents to be executed and delivered by the parties as part of Settlement shall be executed and delivered by each party to its respective counsel on or before September 9, 2009. Said documents shall be held by each such counsel until September 15, 2009 at which time, provided that the Board of Trustees of Seller, shall have voted to approve the transaction contemplated by this Agreement, the documents will be released by each counsel and delivered and/or recorded as provided elsewhere in this Agreement. The Purchase Price shall be deposited by Seller with the Title Company on September 9, 2009, with Seller to receive a credit for all interest earned on such funds from September 9 through funding of this transaction. Further, rental payments under the Space Leases will become effective on September 9, 2009.

3. Section 8. Closing Costs; Prorations. Section 8 (c) of the Agreement of Sale is hereby amended by deleting all references to the “Closing Date” and substituting “September 9, 2009”.

4. Exhibit “D” Exhibit “D” attached to the Agreement of Sale is hereby deleted in its entirety and replaced with Exhibit “D” attached hereto.

5. Reaffirmation. Except as modified by this Amendment, Seller and Buyer hereby reaffirm all terms, covenants and conditions contained in the Agreement of Sale. The Parties agree that except as modified herein, all other terms of the Agreement of Sale shall remain in full force and effect. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement of Sale, the provisions of this Amendment shall control. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Agreement of Sale are hereby amended to the extent necessary to give effect to the purpose and intent of this Agreement.

6. Counterparts. This Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the Parties but all of which shall be taken together as a single instrument.

7. Distribution. Counterparts to this Amendment may be executed and delivered by facsimile or other electronic transmission, and for purposes of this Amendment, signatures so transmitted shall be deemed to be original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the day, month and year first written above.

SELLER:

GREENVILLE HOSPITAL SYSTEM,
a political subdivision organized under the laws of South Carolina

By: /s/ Susan J. Bickel
Name: Susan J. Bickel
Title: Vice President and CFO

BOARD OF TRUSTEES OF GREENVILLE HOSPITAL SYSTEM (aka THE BOARD OF TRUSTEES OF THE GREENVILLE HOSPITAL SYSTEM)

By: /s/ Susan J. Bickel
Name: Susan J. Bickel
Title: Vice President and CFO

GREENVILLE HEALTH CORPORATION

a South Carolina corporation

By: /s/ Susan J. Bickel

Name: Susan J. Bickel Title: Secretary/Treasurer

GHC HEALTH RESOURCES, INC.,

a South Carolina corporation

By: /s/ Susan J. Bickel
Name: Susan J. Bickel
Title: Secretary/Treasurer

BUYER:

HTA – GREENVILLE, LLC,

a Delaware limited liability company

By: /s/ Scott. D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer

EXHIBIT “D”

ALLOCATED PURCHASE PRICE

The Parties shall mutually agree to adjustments to the allocation based on alterations to square footage in the Space Leases or lease terms under the Space Leases or otherwise.

Property	Purchase Price per
Property
Memorial Medical Office Building	$18,450,000
Cancer Treatment Center	$21,180,000
Center for Family Medicine	$7,510,000
Life Center	$10,850,000
Information Services Building	$9,600,000
Patewood A	$11,870,000
Patewood B	$18,850,000
Patewood C	$23,810,000
Patewood Administration	$20,410,000
Greer MOB A 315	$4,740,000
Greer MOB B 325	$4,680,000
Maxwell Pointe	$5,475,000
Center for Health (CHOS)	$2,000,000
Traveler’s Rest Family Practice	$1,625,000
Mills Avenue	$1,120,000
Cleveland St. MOB	$650,000

$162,820,000